                                                                   Exhibit 10.21


                              SEVENTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         ESCALADE, INCORPORATED, an Indiana corporation (the "Company"), and BANK ONE, INDIANA, National Association, a national banking association (the "Bank") being parties to that certain Amended and Restated Credit Agreement dated as of May 31, 1996 as amended from time to time (collectively the "Agreement"), hereby agree to amend the Agreement by this Seventh Amendment to Amended and Restated Credit Agreement (the "Seventh Amendment"), on the terms and subject to the conditions set forth as follows:

1. DEFINITIONS. Terms used in this Seventh Amendment with their initial letter capitalized which are not defined herein shall have the meanings ascribed to them in the Agreement.

2. TERM LOAN: Section 2.c. of the Agreement is hereby amended and restated in its entirety, to read as follows:

     c. THE TERM LOAN. The Bank will make a term loan (the "Term Loan") to the Company contemporaneously with the execution of this Agreement on the following terms and subject to the following conditions:

          (i) AMOUNT. The principal amount of the Term Loan shall be Ten Million and No/100 Dollars ($10,000,000) or so much thereof as shall be advanced for the purposes set forth herein.

          (ii) THE TERM NOTE. The obligation of the Company to repay the Term Loan shall be evidenced by a promissory note (the "Term Note") in the form of EXHIBIT A. The principal of the Term Loan shall be repayable in equal annual installments of $2,000,000 each, due and payable on the last day of each March commencing March31, 2000. On March 31, 2004, the entire remaining principal amount of the Term Loan shall be due and payable, together with all accrued and unpaid interest. Subject to the contemporaneous payment of any Prepayment Premium which would become due on account of any proposed prepayment, the principal of the Term Loan may be prepaid at any time in whole or in part, provided that any partial prepayment shall be in an amount which is an integral multiple of $250,000.00 and provided, further, that any partial prepayment shall be applied to the principal installments payable on the Term Loan in the inverse order of their maturities.

          (iii) INTEREST ON THE TERM LOAN. The unpaid principal balance from time to time of the Term Loan shall bear interest from the date the Loan is made prior to the maturity of the Term Note at a rate per annum equal to the Prime Rate plus the Applicable Spread, except that at the option of the Company exercised from time to time as provided in Section 2.d(i) of the Agreement, interest may accrue prior to maturity on the entire outstanding balance of the Term Loan or on any portion thereof which is in excess of $1,000,000.00 and as to which no Optional Rate previously selected remains in effect at a LIBOR-based Rate for a period of 30, 60, 90 or 180 days; provided that no Optional Rate may be elected for a period extending beyond the scheduled final maturity of the Term Loan. After maturity, whether scheduled maturity or maturity by virtue of acceleration on account of the occurrence of an Event of Default, interest will accrue on the Term Loan at a rate per annum equal to the Prime Rate plus the Applicable Spread plus two percent (2%), except that as to any portion of the Loan for which the Company may have elected an Optional Rate for a period of time that has not expired at maturity, such portion shall, during the remainder of such period, bear interest at the greater of the Prime Rate plus the Applicable Spread plus two percent (2%) per annum or the Optional Rate then in effect plus two percent (2%) per annum. Prior to maturity, interest shall be due and payable on the last Banking Day of each month in addition to any installment of principal which may be due and payable on such date. After maturity, interest shall be payable as accrued and without demand.

          (iv) USE OF PROCEEDS OF THE TERM LOAM, REDUCTION OF PRINCIPAL AMOUNT. The proceeds of the Term Loan shall be used to finance the purchase by the Company of the assets of Zue Corporation, associated acquisition costs and other general corporate purposes.

          (v) COMMITMENT FEE. In consideration of the Bank's agreement to advance new funds to the Company, the Company shall pay a Commitment Fee in the amount of $25,000 which shall be paid on or before closing.

3. AFFIRMATIVE COVENANTS. Sections 5.g(i) and (iii) of the Agreement are hereby amended to read in their entirety as follows:

          (i) TANGIBLE NET WORTH. The Company shall maintain its Tangible Net Worth, determined on a consolidated basis, of not less than $26,000,000 at all times.

          (ii) DEBIT SERVICE COVERAGE. For each period of four consecutive fiscal quarters ending during the periods indicated in the table below, the Company shall maintain a debt service coverage ratio (hereinafter defined), determined on a consolidated basis, of not less than that indicated in the table below.

                           Period                                     Ratio
                           ------                                     -----

          from the date of this Amendment and through
          December 30, 2000                                        1.10 to 1.0

          At all times thereafter                                  1.20 to 1.0

          For purposes of this covenant, the phrase "debt service coverage ratio" means the ratio of (A) the sum of consolidated net income before taxes plus interest expense plus depreciation and amortization expense plus non-recurring and extraordinary charges, plus up to $2,000,000 of such items described herein resulting from the Zue Corporation asset acquisition effective as of December 25, 1999, and provided that such amount added herein as a result of such acquisition, shall be reduced by 25% as of each fiscal quarter end hereafter, all for the period for which the ratio is being determined, over (B) the sum of scheduled Term Loan and other debt payments plus interest expense plus cash income taxes plus capital expenditure which were not financed, plus stock repurchases and cash dividends paid, all for the period for which such ratio is being determined.

4. NEGATIVE COVENANT. Section 6.a of the Agreement, entitled "Restricted Payments" is hereby deleted effective at fiscal year end December 25, 1999.

5. WAIVER. The Bank hereby agrees to waive the failure by the Company to comply with Section 6.a of the Agreement with respect to past or future stock repurchases, provided that the aggregate amount of stock purchases for the fiscal year ending December 25, 1999 shall not exceed $4,000,000. Such waiver of the Company's noncompliance relates only to the covenant expressly waived herein for the time period set forth and shall not be construed as a waiver of any other violations of this or any other covenant.

6. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Seventh Amendment, the Company represents and warrants to the Bank that:

     a. The execution and delivery of this Seventh Amendment, the execution and delivery of all of the other documents executed in connection herewith, and the performance by the Company and the Guarantors of their obligations under this Seventh Amendment and all of the documents executed in connection herewith are within the corporate power of the Company and each Guarantor, have been duly authorized by all necessary corporate action, have received any required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or of the Articles of Incorporation or Bylaws of the Company or any Guarantor or of any agreement binding upon the Company or any Guarantor or any of its property.

     b. This Seventh Amendment and all of the documents executed by the Company and the Guarantors in connection herewith are the legal, valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

     c. The representations and warranties contained in Section 3 of the Agreement are true and correct as of the date hereof except that the representations contained in Section 3.d. of the Agreement shall be deemed to refer to the latest financial statements furnished by the Company to the Bank.

     d. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date of this Seventh Amendment, except as specifically waived herein.

7. CONDITIONS PRECEDENT. This Seventh Amendment shall become effective upon the Bank's receipt of the following, contemporaneously with the execution of this Seventh Amendment, each duly executed, dated and in form and substance satisfactory to the Bank:

     a.   This Seventh Amendment;

     b.   The Term Loan Note;

     c.   The Commitment Fee of $25,000;

     d. Receipt of payment of the reasonable legal fees and expenses of Bank's counsel at closing or immediately upon receipt by Borrower of an invoice therefor;

     e.   Borrowing resolutions of the Board of Directors of Borrower; and

     f.   Such other documents as the Bank may reasonably request.

8. PRIOR AGREEMENTS. The Agreement, as amended by this Seventh Amendment, supersedes all previous agreements and commitments made or issued by the Bank, related to all of the subjects of the Agreement, as amended by this Seventh Amendment, and any oral or written proposals or commitments made or issued by the Bank.

9. AFFIRMATION. Except as expressly amended by this Seventh Amendment, all of the terms and conditions of the Agreement and each of the Loan Documents remains in full force and effect.


        Executed and delivered on this   8TH   day of     DECEMBER      , 1999.
                                       -------        ------------------

                                              ESCALADE, INCORPORATED


                                              By:  \S\JOHN R. WILSON
                                                  ------------------------------
                                                   John R. Wilson,
                                                   Chief Financial Officer


                                              BANK ONE, INDIANA, NATIONAL
                                              ASSOCIATION


                                              By: \S\STEVEN J. KRAKOSKI, VP
                                                  ---------------------------

                                                  STEVEN J. KRAKOSKI, VP
                                                  --------------------------
                                                  (Printed Name and Title)

                               EIGHTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         ESCALADE, INCORPORATED, an Indiana corporation (the "Company"), and BANK ONE, INDIANA, National Association, a national banking association (the "Bank") being parties to that certain Amended and Restated Credit Agreement dated as of May 31, 1996 as amended from time to time (collectively the "Agreement"), hereby agree to amend the Agreement by this Eighth Amendment to Amended and Restated Credit Agreement (the "Eighth Amendment"), on the terms and subject to the conditions set forth as follows-.

1.       DEFINITIONS.

         a. Term used in this Eighth Amendment with their initial letter capitalized which are not defined herein shall have the meaning ascribed to them in the Agreement.

         b. The following definition set forth in Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

               "CONSOLIDATED EBITDA" shall mean, with respect to any period of time, an amount equal to the sum of (i) the consolidated net income of the Company and the Subsidiaries determined with respect to such time period; plus (ii) to the extent deducted in determining such consolidated net income, an amount equal to the consolidated income tax, depreciation, amortization and interest expense of the Company and the Subsidiaries and determined with respect to such time period; plus (iii) $2,000,000 of such items described in (i) and (ii) above and such adjustments as agreed to by the Bank resulting from the Zue Corporation asset acquisition effective as of December 25, 1999, provided that such amount added herein as a result of such acquisition, shall be reduced by 25% as of each fiscal quarter end hereinafter.

2. REVOLVING LOAN. Section 2.a(i) is hereby amended to change the amount of Advances which can be made under the Revolving Loan to amounts not exceeding Twelve Million and no/100 Dollars ($12,000,000.00) in the aggregate at any time outstanding. The obligation to repay the Revolving Loan shall be evidenced by a promissory note in the form of EXHIBIT A to this Eighth Amendment.

3. AFFIRMATIVE COVENANTS. Section 5.g(iii) of the Agreement is hereby amended to read in its entirety as follows:

               (iii) DEBT SERVICE COVERAGE. For each period of four consecutive fiscal quarters ending during the periods indicated in the table below, the Company shall maintain a debt service coverage ratio (hereinafter defined), determined on a consolidated basis, of not less than that indicated in the table below.


                               Period                                  Ratio
                               ------                                  -----

               effective December 25, 1999 and through
               December 30,2000                                     1.10 to 1.0

               At all times thereafter                              1.20 to 1.0

               For purposes of this covenant, the phrase "debt service coverage ratio" means the ratio of (A) the sum of consolidated net income before taxes plus interest expense plus depreciation and amortization expense plus non-recurring and extraordinary charges, all for the period for which the ratio is being determined, over (B) the sum of scheduled Term Loan and other debt payments plus interest expense plus cash income taxes plus capital expenditure which were not financed, plus stock repurchases and cash dividends paid, all for the period for which such ratio is being determined.

4. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Eighth Amendment, the Company represents and warrants to the Bank that:

     a. The execution and delivery of this Eighth Amendment, the execution and delivery of all of the other documents executed in connection herewith, and the performance by the Company and the Guarantors of their obligations under this Eighth Amendment and all of the documents executed in connection herewith are within the Corporate power of the Company and each Guarantor, have been duly authorized by all necessary corporate action, have received any required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or of the Articles of Incorporation or Bylaws of the Company or any Guarantor or of any agreement binding upon the Company or any Guarantor or any of its property.

     b. This Eighth Amendment and all of the documents executed by the Company and the Guarantors in connection herewith are the legal, valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

     c. The representations and warranties contained in Section 3 of the Agreement are true and correct as of the date hereof except that the representations contained in Section 3.d. of the Agreement shall be deemed to refer to the latest financial statements furnished by the Company to the Bank.

     d. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date of this Eighth Amendment, except as specifically waived herein.

5. CONDITIONS PRECEDENT. This Eighth Amendment shall become effective upon the Bank's receipt of the following, contemporaneously with the execution of this Eighth Amendment, each duly executed, dated and in form and substance satisfactory to the Bank:

     a.   This Eighth Amendment;

     b.   The Revolving Loan Note;

     c. Receipt of payment of the reasonable legal fees and expenses of Bank's counsel at closing or immediately upon receipt by Borrower of an invoice therefor;

     d.   Borrowing resolutions of the Board of Directors of Borrower; and

     e.   Such other documents as the Bank may reasonably request.

6. PRIOR AGREEMENTS. The Agreement, as amended by this Eighth Amendment, supersedes all previous agreements and commitments made or issued by the Bank, related to all of the subject matter of the Agreement, as amended by this Eighth Amendment, and any oral or written proposals or commitments made or issued by the Bank.

7. AFFIRMATION. Except as expressly amended by this Eighth Amendment, all of the terms and conditions of the Agreement and each of the Loan Documents remains in full force and effect.

          Executed and delivered on this 17TH day of FEBRUARY 2000.

                                          ESCALADE, INCORPORATED


                                          By:  \S\JOHN R. WILSON
                                               -------------------------
                                               John R. Wilson, Secretary


                                          BANK ONE, INDIANA, NATIONAL
                                          ASSOCIATION


                                          By:  \S\STEVEN J. KRAKOSKI, VP
                                               --------------------------

                                               \S\STEVEN J. KRAKOSKI, VP
                                               --------------------------
                                               (Printed Name and Title)